UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2020

LAREDO PETROLEUM, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street	Suite 900
Tulsa	Oklahoma	74119
(Address of principal executive offices)		(Zip code)
 Registrant’s telephone number, including area code: (918) 513-4570

 Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	LPI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 19, 2020, the Board of Directors (the "Board") of Laredo Petroleum, Inc. (the "Company" or "Laredo") approved an increase in the size of the Board from nine to eleven directors and appointed Jarvis V. Hollingsworth and Lori A. Lancaster as members of the Board.

Mr. Hollingsworth will serve as a Class II director with a term expiring in May 2021. He was appointed to serve on the Board's Audit and Nominating and Corporate Governance committees. The Board determined that Mr. Hollingsworth is an independent director within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), rules and regulations promulgated by the Securities and Exchange Commission thereunder, and listing standards of the New York Stock Exchange (the "NYSE rules"). The Board has also determined that he is financially literate within the meaning of the NYSE rules. There are no arrangements or understandings between Mr. Hollingsworth and any other person pursuant to which he was selected a director. Mr. Hollingsworth does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Hollingsworth has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Lancaster will serve as a Class II director with a term expiring in May 2021. She was appointed to serve on the Board's Audit and Compensation committees. The Board determined that Ms. Lancaster is an independent director within the meaning of the Exchange Act, rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the NYSE rules. The Board has also determined that she is financially literate within the meaning of the NYSE rules. There are no arrangements or understandings between Ms. Lancaster and any other person pursuant to which she was selected a director. Ms. Lancaster does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Lancaster has an interest requiring disclosure under Item 404(a) of Regulation S-K.

For their work as members of the Board, Mr. Hollingsworth and Ms. Lancaster, like all other independent members of the Board, will be paid an annual retainer of $72,000, payable quarterly in arrears, and an annual director fee of $128,000, payable quarterly in arrears (together, the "Compensation"). The Compensation will be paid 50% in the form of cash and 50% in the form of common stock of the Company.

Item 7.01. Regulation FD Disclosure.

On November 19, 2020, the Company issued a press release announcing the appointment of Mr. Hollingsworth and Ms. Lancaster as members of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release dated November 19, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: November 19, 2020	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer